Exhibit 99.1

SeaWorld Entertainment, Inc. Reports Fourth Quarter and Full Year 2014 Results

ORLANDO, Fla., Feb. 26, 2015 — SeaWorld Entertainment, Inc. (NYSE: SEAS), a leading theme park and entertainment company, today reported financial results for the fourth quarter and full year of 2014.

Results Overview

Fourth Quarter 2014 versus Fourth Quarter 2013

•	Attendance of 4.4 million in 2014 versus 4.5 million in 2013

•	Revenue of $264.5 million in 2014 versus $272.0 million in 2013

•	Adjusted EBITDA[1] of $49.9 million in 2014 versus $46.6 million in 2013

•	Net loss of $25.4 million, or a loss of $0.29 per diluted share in 2014 versus a net loss of $13.0 million, or a loss of $0.14 per diluted share in 2013

•	Adjusted Net Loss of $17.8 million, or a loss of $0.21 per diluted share in 2014 versus an Adjusted Net Loss of $11.0 million, or a loss of $0.11 per diluted share in 2013

Full Year 2014 versus Full Year 2013

•	Attendance of 22.4 million in 2014 versus 23.4 million in 2013

•	Revenue of $1,377.8 million in 2014 versus $1,460.3 million in 2013

•	Adjusted EBITDA of $370.1 million in 2014 versus $439.1 million in 2013

•	Net income of $49.9 million, or $0.57 per diluted share in 2014 versus $51.9 million, or $0.59 per diluted share in 2013

•	Adjusted Net Income of $59.4 million, or $0.68 per diluted share in 2014 versus Adjusted Net Income of $101.3 million, or $1.16 per diluted share in 2013.

Fourth Quarter 2014 Results

During the fourth quarter of 2014, the Company generated total revenue of $264.5 million, a decrease of $7.4 million, or 3%, compared to the same period in 2013. Adjusted EBITDA was $49.9 million, an increase of $3.3 million, or 7%, compared to the fourth quarter of 2013. The Company reported a net loss of $25.4 million, or a loss of $0.29 per diluted share, for the fourth quarter of 2014, compared to a net loss of $13.0 million, or a loss of $0.14 per diluted share, in the fourth quarter of 2013. Excluding the after-tax impact of approximately $12.9 million of costs primarily related to the restructuring, Adjusted Net Loss in the fourth quarter of 2014 was $17.8 million, or a loss of $0.21 per diluted share, compared to an Adjusted Net Loss of $11.0 million, or a loss of $0.11 per diluted share in the prior year quarter. Due to the seasonal nature of the business, the Company typically generates its highest revenues during the second and third quarters of each year and historically incurs a net loss in the first and fourth quarters.

[1]	This earnings release includes several metrics, including Adjusted EBITDA, Adjusted Net (Loss) Income, Adjusted Net (Loss) Income per Diluted Share, Free Cash Flow and Adjusted Free Cash Flow that are not calculated in accordance with Generally Accepted Accounting Principles in the U.S. (“GAAP”). See “Statement Regarding Non-GAAP Financial Measures” section at the end of this earnings release for the definitions of Adjusted EBITDA, Adjusted Net (Loss) Income, Adjusted Net (Loss) Income per Diluted Share, Free Cash Flow and Adjusted Free Cash Flow and their reconciliation to their respective most comparable financial measures calculated in accordance with GAAP.

The negative attendance trends the Company reported in the third quarter of 2014, with attendance down 5.2% compared to the third quarter of 2013, showed improvement in the fourth quarter with a decline of 2.2% in attendance compared to the fourth quarter of 2013.

The decrease in total revenue in the fourth quarter of 2014 was primarily driven by the decline in attendance, along with a decline in total revenue per capita to $60.60 in the fourth quarter of 2014 from $60.91 in the fourth quarter of 2013. Admission per capita, defined as admissions revenue divided by total attendance, decreased by 1.9% to $38.09 from $38.84 while in-park per capita spending, calculated as food, merchandise and other revenue divided by total attendance, increased 2.0% to $22.51 from $22.07 in the fourth quarter of 2013.

Full Year 2014 Results

For the full year 2014, the Company generated revenue of $1,377.8 million, a decrease of $82.4 million, or 6%, compared to 2013. Adjusted EBITDA was $370.1 million, a decrease of $69.0 million, or 16%, compared to 2013. The Company reported net income of $49.9 million, or $0.57 per diluted share, in 2014 compared to net income of $51.9 million, or $0.59 per diluted share in 2013. Excluding the after-tax impact of approximately $15.3 million in 2014 costs primarily related to the restructuring, Adjusted Net Income was $59.4 million, or $0.68 per diluted share in 2014 compared to Adjusted Net Income of $101.3 million, or $1.16 per diluted share in 2013. Cash flow from operating activities was $261.5 million in 2014 compared to $286.5 million in 2013.

The decrease in revenue was primarily driven by a 4.2% decline in attendance, along with a 1.5% decline in total revenue per capita to $61.51 in 2014 from $62.43 in 2013. Admission per capita decreased by 2.6% to $38.37 in 2014 from $39.37 in 2013, primarily as a result of an unfavorable change in the park attendance mix along with an increase in promotional offerings compared to 2013. In-park per capita spending increased to $23.14 in 2014 from $23.05 in 2013.

“We are making progress on our search for a new CEO and are on pace to complete the process within the six to nine month time frame we originally estimated,” said David D’Alessandro, Chairman and Interim Chief Executive Officer of SeaWorld Entertainment, Inc. “On the operational side, we are starting to see early signs of improvement in our business trends; however, the bulk of the year remains ahead of us.”

Other

Under the Company’s previously announced share repurchase program, during the fourth quarter of 2014, the Company repurchased a total of 855,970 shares of common stock at an average price of $17.50 per share and a total cost of approximately $15.0 million, leaving $235.0 million available for future repurchases under the program.

On January 5, 2015, the Company’s Board of Directors declared a cash dividend of $0.21 per share, which was paid on January 22, 2015, to all common stockholders of record at the close of business on January 13, 2015.

Guidance

The Company intends to issue full year 2015 revenue and Adjusted EBITDA guidance with its first quarter 2015 earnings release.

Conference Call

The Company will hold a conference call today, Thursday, February 26, 2015 at 9 a.m. Eastern Time to discuss its fourth quarter and year end 2014 financial results. The conference call will be broadcast live on the Internet and the release and conference call can be accessed via the Company’s website at www.seaworldentertainment.com by clicking on the Investor Relations link located on the upper right corner of that page. For those unable to listen to the live call, a replay of the webcast will be available after 12 p.m. Eastern Time February 26, 2015 via the Investor Relations section of www.seaworldentertainment.com. A replay of the call can also be accessed telephonically from 12 p.m. Eastern Time on February 26, 2015 through 11:59 p.m. Eastern Time on March 5, 2015 by dialing 1-877-870-5176 from anywhere in the U.S. or 1-858-384-5517 from international locations, conference code 13598959.

Statement Regarding Non-GAAP Financial Measures

This earnings release and accompanying financial statement tables include several supplemental non-GAAP financial measures, including Adjusted EBITDA, Adjusted Net (Loss) Income, Adjusted Net (Loss) Income per Diluted Share, Free Cash Flow and Adjusted Free Cash Flow. Adjusted EBITDA, Adjusted Net (Loss) Income, Adjusted Net (Loss) Income per Diluted Share, Free Cash Flow and Adjusted Free Cash Flow are not recognized terms under GAAP, should not be considered in isolation or as a substitute for a measure of liquidity or performance prepared in accordance with GAAP and are not indicative of net income or loss or net cash provided by operating activities as determined under GAAP. Adjusted EBITDA, Adjusted Net (Loss) Income, Adjusted Net (Loss) Income per Diluted Share, Free Cash Flow, Adjusted Free Cash Flow and other non-GAAP financial measures have limitations that should be considered before using these measures to evaluate the Company’s liquidity or financial performance. Adjusted EBITDA, Adjusted Net (Loss) Income, Adjusted Net (Loss) Income per Diluted Share, Free Cash Flow and Adjusted Free Cash Flow, as presented, may not be comparable to similarly titled measures of other companies due to varying methods of calculation.

Adjusted EBITDA is defined as net (loss) income before income tax expense, interest expense, depreciation and amortization, as further adjusted to exclude certain non-cash, and other items permitted in calculating covenant compliance under the indenture governing the Company’s senior notes and the credit agreement governing the Company’s senior secured credit facilities. Adjusted EBITDA is a material component of these covenants. Management presents Adjusted EBITDA because it believes that it provides additional information to investors about the calculation of and compliance with these financial covenants. Management also uses Adjusted EBITDA in connection with certain components of its executive compensation program. In addition, investors, lenders, financial analysts and rating agencies have historically used EBITDA-related measures in the Company’s industry, along with other measures to evaluate a company’s ability to meet its debt service requirement, to estimate the value of a company and to make informed investment decisions.

Adjusted Net (Loss) Income is defined as net (loss) income before the after-tax impact of the restructuring and other related costs, the separation costs, the secondary offering costs, the termination of advisory agreement, and the loss on early extinguishment of debt and write-off of discounts and deferred financing costs, if any during the periods presented. In the fourth quarter of 2014, the definition of Adjusted Net (Loss) Income was updated to adjust for the restructuring and other related costs and the separation costs. This change did not impact the Company’s Adjusted Net (Loss) Income in 2013. Adjusted Net (Loss) Income per Diluted Share is calculated by dividing Adjusted Net (Loss) Income for the period by the diluted shares outstanding. Management presents Adjusted Net (Loss) Income and Adjusted Net (Loss) Income per Diluted Share to eliminate the impact of items, net of tax, that management does not consider indicative of ongoing operating performance due to their inherent unusual nature or because they result from an event of a similar nature.

Free Cash Flow is defined as net cash provided by operating activities reduced by capital expenditures. Adjusted Free Cash Flow is defined as Free Cash Flow further adjusted by the one-time cash payment of the Advisory Agreement termination fee in 2013. Management presents Free Cash Flow or Adjusted Free Cash Flow because it believes it provides supplemental information to assist investors in analyzing the Company’s ability to generate liquidity from its operating activities. Free Cash Flow or Adjusted Free Cash Flow have limitations due to the fact that they do not represent the residual cash flow available for discretionary expenditures as they do not take into consideration certain other non-discretionary cash requirements, such as mandatory principal payments on the Company’s long-term debt.

The financial statement tables that accompany this press release include a reconciliation of non-GAAP financial measures to the applicable most comparable U.S. GAAP financial measures.

About SeaWorld Entertainment, Inc.

SeaWorld Entertainment, Inc. (NYSE: SEAS) is a leading theme park and entertainment company delivering personal, interactive and educational experiences that blend imagination with nature and enable its customers to celebrate, connect with and care for the natural world we share. The Company owns or licenses a portfolio of globally recognized brands including SeaWorld®, Shamu® and Busch Gardens®. Over its more than 50-year history, the Company has built a diversified portfolio of 11 destination and regional theme parks that are grouped in key markets across the United States, many of which showcase its one-of-a-kind zoological collection of approximately 89,000 marine and terrestrial animals. The Company’s theme parks feature a diverse array of rides, shows and other attractions with broad demographic appeal which deliver memorable experiences and a strong value proposition for its guests.

SeaWorld Entertainment, Inc. is one of the world’s foremost zoological organizations and a global leader in animal welfare, training, husbandry and veterinary care. The Company collectively cares for what it believes is one of the largest zoological collections in the world and has helped lead advances in the care of animals. The Company also rescues and rehabilitates marine and terrestrial animals that are ill, injured, orphaned or abandoned, with the goal of returning them to the wild. The SeaWorld rescue team has helped more than 24,000 animals in need over the last 50 years.

Copies of this and other news releases as well as additional information about SeaWorld Entertainment, Inc. can be obtained online at www.seaworldentertainment.com. Shareholders and prospective investors can also register to automatically receive the Company’s press releases, SEC filings and other notices by e-mail by registering at that website.

Forward-Looking Statements

In addition to historical information, this press release contains statements relating to future results (including certain projections and business trends) that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The Company generally uses the words such as “might,” “will,” “may,” “should,” “estimates,” “expects,” “continues,” “contemplates,” “anticipates,” “projects,” “plans,” “potential,” “predicts,” “intends,” “believes,” “forecasts,” “future” and variations of such words or similar expressions in this press release and any attachment to identify forward-looking statements. All statements, other than statements of historical facts included in this press release, including statements concerning plans, objectives, goals, expectations, beliefs, business strategies, future events, business conditions, results of operations, financial position and business outlook, earnings guidance, business trends and other information are forward-looking statements. The forward-looking statements are not historical facts, and are based upon current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management’s control. All expectations, beliefs, estimates and projections are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to a number of risks, uncertainties and other important factors, many of which are beyond management’s control, that could cause actual results to differ materially from the forward-looking statements contained in this press release, including among others: a decline in discretionary consumer spending or consumer confidence; various factors beyond management’s control adversely affecting attendance and guest spending at the Company’s theme parks; changes in federal and state regulations governing the treatment of animals and claims and lawsuits by activist groups; incidents or adverse publicity concerning the Company’s theme parks; inability to protect the Company’s intellectual property or the infringement on intellectual property rights of others; change in federal and state regulations governing the treatment of animals; and other risks, uncertainties and factors set forth in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as such risks, uncertainties and factors may be updated in the Company’s periodic filings with the Securities and Exchange Commission (“SEC”).

Although the Company believes that these statements are based upon reasonable assumptions, it cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this press release. There can be no assurance that (i) the Company has correctly measured or identified all of the factors affecting its business or the extent of these factors’ likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) the Company’s strategy, which is based in part on this analysis, will be successful. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect new information or events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the SEC (which are available from the SEC’s EDGAR database at www.sec.gov and via the Company’s website at www.seaworldentertainment.com).

Contacts:

Investor Relations Inquiries:

SeaWorld Entertainment, Inc.

855.797.8625

Investors@SeaWorld.com

Media Inquiries:

Fred Jacobs

Vice President of Communications

Fred.Jacobs@SeaWorld.com

SOURCE: SeaWorld Entertainment, Inc.

SEAWORLD ENTERTAINMENT, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	For the Three Months Ended				For the Year Ended
	December 31,		Change		December 31,		Change
	2014	2013	$	%	2014	2013	$	%
Net revenues:
Admissions	$166,282	$173,406	$(7,124)	(4%)	$859,426	$921,016	$(61,590)	(7%)
Food, merchandise and other	98,255	98,553	(298)	(0%)	518,386	539,234	(20,848)	(4%)

Total revenues	264,537	271,959	(7,422)	(3%)	1,377,812	1,460,250	(82,438)	(6%)

Costs and expenses:
Cost of food, merchandise and other revenues	20,394	20,968	(574)	(3%)	109,024	114,192	(5,168)	(5%)
Operating expenses	169,666	169,430	236	0%	727,659	743,322	(15,663)	(2%)
Selling, general and administrative	36,487	37,717	(1,230)	(3%)	189,369	187,298	2,071	1%
Restructuring and other related costs	10,371	—	10,371	ND	11,567	—	11,567	ND
Separation costs	2,574	—	2,574	ND	2,574	—	2,574	ND
Secondary offering costs	—	1,407	(1,407)	NM	747	1,407	(660)	(47%)
Termination of advisory agreement	—	—	—	—	—	50,072	(50,072)	NM
Depreciation and amortization	47,542	41,932	5,610	13%	176,275	166,086	10,189	6%

Total costs and expenses	287,034	271,454	15,580	6%	1,217,215	1,262,377	(45,162)	(4%)

Operating (loss) income	(22,497)	505	(23,002)	NM	160,597	197,873	(37,276)	(19%)
Other income, net	(114)	(48)	(66)	(138%)	(198)	(241)	43	18%
Interest expense	20,456	20,183	273	1%	81,543	90,622	(9,079)	(10%)
Loss on early extinguishment of debt and write-off of discounts and deferred financing costs	—	—	—	—	461	29,858	(29,397)	(98%)

(Loss) income before income taxes	(42,839)	(19,630)	(23,209)	(118%)	78,791	77,634	1,157	1%
(Benefit from) provision for income taxes	(17,393)	(6,661)	(10,732)	(161%)	28,872	25,714	3,158	12%

Net (loss) income	$(25,446)	$(12,969)	$(12,477)	(96%)	$49,919	$51,920	$(2,001)	(4%)

(Loss) earnings per share:
Net (loss) income per share, basic	$(0.29)	$(0.14)			$0.57	$0.59

Net (loss) income per share, diluted	$(0.29)	$(0.14)			$0.57	$0.59

Weighted average common shares outstanding:
Basic	86,748	89,523			87,183	87,537

Diluted	86,748	89,523			87,480	88,152

SEAWORLD ENTERTAINMENT, INC. AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

	For the Three Months Ended				For the Year Ended
	December 31,		Change		December 31,		Change
	2014	2013	$	%	2014	2013	$	%
Net (loss) income	$(25,446)	$(12,969)	$(12,477)	(96%)	$49,919	$51,920	$(2,001)	(4%)
(Benefit from) provision for income taxes	(17,393)	(6,661)	(10,732)	(161%)	28,872	25,714	3,158	12%
Loss on early extinguishment of debt and write-off of discounts and deferred financing costs (a)	—	—	—	—	461	29,858	(29,397)	(98%)
Interest expense	20,456	20,183	273	1%	81,543	90,622	(9,079)	(10%)
Depreciation and amortization	47,542	41,932	5,610	13%	176,275	166,086	10,189	6%
Restructuring and other related costs (b)	10,371	—	10,371	ND	11,567	—	11,567	ND
Secondary offering costs (c)	—	1,407	(1,407)	NM	747	1,407	(660)	(47%)
Termination of advisory agreement (d)	—	—	—	—	—	50,072	(50,072)	NM
Advisory fees (e)	—	—	—	—	—	2,799	(2,799)	NM
Equity-based compensation expense (f)	444	1,322	(878)	(66%)	2,349	6,026	(3,677)	(61%)
Debt refinancing costs (g)	—	—	—	—	—	4,225	(4,225)	NM
Other adjusting items (h)	629	—	629	ND	3,331	843	2,488	295%
Other non-cash expenses (i)	3,341	1,427	1,914	134%	5,036	9,556	(4,520)	(47%)
Estimated cost savings (j)	10,000	—	10,000	ND	10,000	—	10,000	ND

Adjusted EBITDA	$49,944	$46,641	$3,303	7%	$370,100	$439,128	$(69,028)	(16%)

Net (loss) income	$(25,446)	$(12,969)	$(12,477)		$49,919	$51,920	$(2,001)
Restructuring and other related costs (b)	10,371	—	10,371		11,567	—	11,567
Separation costs (k)	2,574	—	2,574		2,574	—	2,574
Secondary offering costs (c)	—	1,407	(1,407)		747	1,407	(660)
Termination of advisory agreement (d)	—	—	—		—	50,072	(50,072)
Loss on early extinguishment of debt and write-off of discounts and deferred financing costs (a)	—	—	—		461	29,858	(29,397)
Income taxes of certain non-GAAP adjustments	(5,314)	535	(5,849)		(5,872)	(31,941)	26,069

Adjusted Net (Loss) Income	$(17,815)	$(11,027)	$(6,788)		$59,396	$101,316	$(41,920)

Net (loss) income per share, diluted	$(0.29)	$(0.14)	$(0.15)		$0.57	$0.59	$(0.02)
Restructuring and other related costs (b)	0.12	—	0.12		0.13	—	0.13
Separation costs (k)	0.03	—	0.03		0.03	—	0.03
Secondary offering costs (c)	—	0.02	(0.02)		0.01	0.02	(0.01)
Termination of advisory agreement (d)	—	—	—		—	0.57	(0.57)
Loss on early extinguishment of debt and write-off of discounts and deferred financing costs (a)	—	—	—		0.01	0.34	(0.33)
Income taxes of certain non-GAAP adjustments	(0.07)	0.01	(0.08)		(0.07)	(0.36)	0.29

Adjusted Net (Loss) Income per share, diluted	$(0.21)	$(0.11)	$(0.10)		$0.68	$1.16	$(0.48)

Weighted average shares common outstanding, diluted	86,748	89,523			87,480	88,152

Net cash provided by operating activities	$(8,407)	$13,477	$(21,884)	(162%)	$261,532	$286,461	$(24,929)	(9%)
Capital expenditures	31,832	40,406	(8,574)	(21%)	154,641	166,258	(11,617)	(7%)

Free Cash Flow	$(40,239)	$(26,929)	$(13,310)	(49%)	$106,891	$120,203	$(13,312)	(11%)
Advisory termination fee cash payment	—	—	—	—	—	46,300	(46,300)	NM

Adjusted Free Cash Flow	$(40,239)	$(26,929)	$(13,310)	(49%)	$106,891	$166,503	$(59,612)	(36%)

SEAWORLD ENTERTAINMENT, INC. AND SUBSIDIARIES

UNAUDITED BALANCE SHEET DATA

(In thousands)

	As of December 31,
	2014	2013
Cash and cash equivalents	$43,906	$116,841

Total assets	$2,442,474	$2,577,410

Long-term debt, including current maturities:
Term B-2 Loans	$1,352,438	$1,397,975
Senior Notes	260,000	260,000

Total long-term debt, including current maturities	$1,612,438	$1,657,975

Total stockholders’ equity	$579,535	$648,027

SEAWORLD ENTERTAINMENT, INC. AND SUBSIDIARIES

UNAUDITED OTHER DATA

	For the Three Months Ended				For the Year Ended
	December 31,		Change		December 31,		Change
	2014	2013	#	%	2014	2013	#	%
Attendance (in thousands)	4,365	4,465	(100)	(2.2%)	22,399	23,391	(992)	(4.2%)
Total revenue per capita (l)	$60.60	$60.91	$(0.31)	(0.5%)	$61.51	$62.43	$(0.92)	(1.5%)

NM- Not meaningful

ND- Not determinable

(a)	Reflects the write-off of discounts and deferred financing costs in the year ended December 31, 2014 relating to the voluntary prepayment of $31.5 million of the outstanding indebtedness under the Company’s Senior Secured Credit Facilities. For the year ended December 31, 2013, reflects a $15.4 million premium paid for the early redemption of $140.0 million of the Company’s Senior Notes using net proceeds from the Company’s initial public offering in April 2013, along with a write-off of approximately $5.5 million in related discounts and deferred financing costs and a write-off of approximately $8.1 million of certain capitalized debt issuance costs in connection with Amendment No. 5 to the Company’s Senior Secured Credit Facilities.

(b)	Reflects restructuring and other related costs for the three months and year ended December 31, 2014. Restructuring and other related costs consist of $8.6 million related to severance and other employment expenses and $3.0 million related to third party consulting costs associated with the development of the cost savings plan and restructuring program. Approximately $1.2 million of these third party costs were incurred in the three months ended September 30, 2014 and were previously included in other adjusting items as business optimization costs. These costs were reclassified from other adjusting items to restructuring and other related costs in the year ended December 31, 2014. See footnote (h) below.

(c)	Reflects fees and expenses incurred in connection with the secondary offering of the Company’s common stock in April 2014 for the year ended December 31, 2014 and fees and expenses incurred in connection with the secondary offering of the Company’s common stock in December 2013 for the year ended December 31, 2013. Pursuant to the Registration Rights Agreement, the Company paid all expenses related to the offerings, other than underwriting discounts and commissions. No shares were sold by the Company in the secondary offerings and the selling stockholders received all of the net proceeds from the offerings.

(d)	Reflects a one-time fee of $46.3 million paid by the Company to an affiliate of Blackstone in connection with the termination of the 2009 Advisory Agreement, and a related write-off of prepaid advisory fees of $3.8 million. In connection with the Company’s initial public offering, the 2009 Advisory Agreement was terminated on April 24, 2013 in accordance with its terms.

(e)	Reflects historical fees paid to an affiliate of Blackstone under the 2009 Advisory Agreement.

(f)	Reflects non-cash compensation expense associated with the grants of equity compensation.

(g)	Reflects costs which were expensed related to the amendments to the Company’s Senior Secured Credit Facilities.

(h)	Reflects certain initial product and intellectual property development costs incurred in the three months and year ended December 31, 2014. The product and intellectual property development costs were not material in the prior periods. For the year ended December 31, 2013, other adjusting items reflects costs related to the Company’s acquisition of the Knott’s Soak City Chula Vista water park and pre-opening costs related to Aquatica San Diego. Approximately $1.2 million of certain business optimization costs and expenses which were previously included in other adjusting items during the three months ended September 30, 2014 have been reclassified to restructuring and other related costs for the year ended December 31, 2014. See footnote (b) above.

(i)	Reflects non-cash expenses related to miscellaneous asset write-offs and non-cash gains/losses on foreign currencies which were expensed.

(j)	Reflects estimated 2014 cost savings related to the previously announced restructuring program. These estimated cost savings are a non-GAAP Adjusted EBITDA item only that does not impact the Company’s reported GAAP net income. Pursuant to the credit agreement governing the Company’s Senior Secured Credit Facilities, the Company is permitted to reflect in its calculation of Adjusted EBITDA, subject to certain limitations, estimated cost savings resulting from certain specified actions, including restructurings and cost savings initiatives. The credit agreement governing the Company’s Senior Secured Credit Facilities limits the amount of estimated cost savings that do not result from acquisitions or dispositions which may be reflected in the calculation of Adjusted EBITDA to $10.0 million for any applicable consecutive four quarter period and $30.0 million in the aggregate. In addition, the indenture governing the Company’s Senior Notes does not provide for a similar adjustment. Accordingly, the Company will not include the estimated cost savings related to the restructuring program for the purposes of covenant calculations under the indenture governing the Senior Notes.

(k)	Separation costs for the year ended December 31, 2014 represent costs incurred pursuant to the previously announced separation of the Company’s Chief Executive Officer and President effective on January 15, 2015.

(l)	Calculated as total revenues divided by attendance.